Exhibit 99.3

GRIFFIN REALTY TRUST, INC.
 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

On August 26, 2022 (the “Effective Date”), various subsidiaries (the “GRT Sellers”) of Griffin Realty Trust, Inc. (“GRT”) and various subsidiaries (the “Office Buyers”) of Galaxy REIT LLC, a newly formed Delaware limited liability company that is expected to qualify as a real estate investment trust, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”), pursuant to which, on the Effective Date, the GRT Sellers sold a 41-property office portfolio (the "Office Portfolio") to the Office Buyers (the “Office Portfolio Sale”). The purchase price for the Office Portfolio Sale was $1.132 billion in cash, subject to customary prorations and credits as set forth in the Purchase and Sale Agreement. GRT will retain a 49% interest in the Office Portfolio as described below.

The Office Portfolio is comprised of 53 buildings and one land parcel and includes properties with shorter weighted average lease terms and higher estimated future capital expenses in relation to the balance of GRT’s other assets. The assets in the Office Portfolio are located in various markets across the United States and are generally leased to single tenants.

GRT intends to utilize the net proceeds from the Office Portfolio Sale primarily to pay off debt to best position GRT to facilitate subsequent steps in GRT’s strategic monetization process.

GRT, through a subsidiary, will hold its remaining 49 percent interest in the Office Portfolio through a newly-formed joint venture (the “Office Joint Venture”). As of the Effective Date, GRT's interest in the Office Joint Venture will be deconsolidated and will be accounted for using the equity method.

The pro forma information should be read in conjunction with the historical consolidated financial statements and notes thereto of GRT included in its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the period ended June 30, 2022.

The following unaudited pro forma financial statements are based on our historical consolidated financial statements as adjusted to give effect to the Office Portfolio Sale and the repayment of debt with the net proceeds of the Office Portfolio Sale and associated debt breakage costs. The unaudited pro forma consolidated balance sheet as of June 30, 2022 gives effect to the transactions as if they had occurred on June 30, 2022. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2022 and twelve months ended December 31, 2021 give effect to the disposition as it if had occurred on January 1, 2021. The pro forma adjustments include transaction accounting adjustments to reflect the accounting for the Office Portfolio Sale, joint venture formation, and related debt repayment in accordance with US GAAP. The assumptions used and the pro forma adjustments derived from such assumptions are based on currently available information, and we believe such assumptions are reasonable under the circumstances.

The unaudited consolidated pro forma financial information is being presented for informational purposes and does not purport to represent what our actual financial condition or results of operations would have been had the Office Portfolio Sale and the repayment of debt with the net proceeds of the Office Portfolio Sale and associated debt breakage costs and other adjustments described herein occurred as of June 30, 2022 in the case of the unaudited pro forma consolidated balance sheet or on January 1, 2021 in the case of the unaudited pro forma consolidated statements of operations, nor does it purport to represent GRT's results of operations or financial position for any future period.

GRIFFIN REALTY TRUST, INC.
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
June 30, 2022
(in thousands, except unit amounts)

	`	Disposition of		Repayment of		Pro Forma
	GRT (1)	Office Portfolio		Debt		GRT
ASSETS
Cash and cash equivalents	$202,655	$889,424	(2)	$(856,598)	(6)	$235,481
Restricted cash	19,638	—		—		19,638
Real estate:
Land	573,306	(179,721)	(3)	—		393,585
Building and improvements	4,029,828	(1,091,217)	(3)	—		2,938,611
Tenant origination and absorption cost	853,542	(237,763)	(3)	—		615,779
Construction in progress	4,581	(767)	(3)	—		3,814
Total real estate	5,461,257	(1,509,468)		—		3,951,789
Less: accumulated depreciation and amortization	(1,066,176)	401,533	(3)	—		(664,643)
Total real estate, net	4,395,081	(1,107,935)		—		3,287,146
Intangible assets, net	40,179	(3,823)	(3)	—		36,356
Deferred rent receivable	111,507	(34,446)	(3)	—		77,061
Deferred leasing costs, net	48,835	(20,852)	(3)	—		27,983
Goodwill	229,948	—		—		229,948
Due from affiliates	226	—		—		226
Right of use asset	39,997	(3,661)	(3)	—		36,336
Investment in unconsolidated entities	—	159,906	(4)	—		159,906
Interest rate swap asset	21,905	—		—		21,905
Other assets	39,045	(3,773)	(3)	—		35,272
Total assets	$5,149,016	$(125,160)		$(856,598)		$4,167,258
LIABILITIES AND EQUITY
Debt, net	$2,529,228	$—		$(841,223)	(6)	$1,688,005
Restricted reserves	8,417	(1,157)	(3)	—		7,260
Distributions payable	12,078	—		—		12,078
Due to affiliates	1,690	—		—		1,690
Intangible liabilities, net	27,420	(3,299)	(3)	—		24,121
Lease liability	52,244	(5,673)	(3)	—		46,571
Accrued expenses and other liabilities	110,815	(20,964)	(3)	—		89,851
Total liabilities	2,741,892	(31,093)		(841,223)		1,869,576
Commitments and contingencies
Perpetual convertible preferred shares	125,000	—		—		125,000
Noncontrolling interests subject to redemption; 556,099 units as of June 30, 2022	4,671	—		—		4,671
Stockholders’ equity:
Common stock, $0.001 par value; 800,000,000 shares authorized; 324,740,552 shares outstanding in the aggregate as of June 30, 2022	325	—		—		325
Additional paid-in capital	2,954,932	—		—		2,954,932
Cumulative distributions	(979,028)	—		—		(979,028)
Accumulated earnings	69,927	(94,067)	(5)	(15,375)	(7)	(39,515)
Accumulated other comprehensive loss	21,078	—		—		21,078
Total stockholders’ equity	2,067,234	(94,067)		(15,375)		1,957,792
Noncontrolling interests	210,219	—		—		210,219
Total equity	2,277,453	(94,067)		(15,375)		2,168,011
Total liabilities and equity	$5,149,016	$(125,160)		$(856,598)		$4,167,258

GRIFFIN REALTY TRUST, INC.
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
June 30, 2022
(in thousands, except unit amounts)

I.	Adjustments to Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2022

(1)	Represents GRT's unaudited consolidated balance sheet as of June 30, 2022.
(2)	Represents the estimated net proceeds for the Office Portfolio Sale, calculated below, inclusive of estimated transaction costs for the Office Portfolio Sale.
(3)	Represents the elimination of assets and liabilities associated with the Office Portfolio Sale.
(4)	Represents our estimated initial equity investment in the Office Joint Venture.
(5)	Represents the estimated loss on sale of real estate for the Office Portfolio Sale. See detail below.

Office Portfolio Sale
Estimated proceeds	$1,132,372
Capital expenditure reserve	(67,680)
Office joint venture contribution	(159,906)
Net proceeds (exclusive of transaction costs)	904,786
Transaction costs	(15,362)
Net proceeds (inclusive of transaction costs)	889,424
Historical GAAP cost basis	(1,143,397)
Office joint venture contribution	159,906
Estimated loss on real estate:	$(94,067)

(6)	Represents the repayment of debt and related debt breakage costs as shown below:

Loan	Contractual Interest Rate	Loan Balance at 6/30/2022	Repayment of Debt	Debt Breakage Costs	Total Debt Repayment and Debt Breakage Costs
Midland Mortgage Loan	3.94%	$94,856	$94,856	$945	$95,801
BOA Loan	3.77%	375,000	375,000	12,297	387,297
Total Mortgage Debt		469,856	469,856	13,242	483,098

Revolving Credit Facility	LIBO Rate + 1.45%	373,500	373,500	—	373,500
Total		843,356	843,356	$13,242	$856,598
Unamortized Deferred Financing Costs and Discounts, net		(7,682)	(2,133)
Debt, Net		$835,674	$841,223

(7)	Represents debt breakage costs of approximately $13.3 million and approximately $2.1 million of write-offs in deferred financing costs and debt premiums, net.

GRIFFIN REALTY TRUST, INC.
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2022
(in thousands, except share and per share amounts)

	Historical GRT	Disposition of Office Portfolio		Office Joint Venture		Repayment of Debt		Pro Forma GRT
Revenues:
Rental income	$239,262	$(77,902)	(1)	$—		$—		$161,360
Expenses:
Property operating expense	29,378	(13,928)	(1)	—		—		15,450
Property tax expense	21,515	(9,803)	(1)	—		—		11,712
Property management fees to non-affiliates	2,084	(872)	(1)	—		—		1,212
General and administrative expenses	18,415	—		—		—		18,415
Corporate operating expenses to affiliates	925	—		—		—		925
Depreciation and amortization	112,842	(30,154)	(1)	—		—		82,688
Impairment provision	75,557	—		—		—		75,557
Total expenses	260,716	(54,757)		—		—		205,959
Income (loss) from operations	(21,454)	(23,145)		—		—		(44,599)
Other income (expense):
Interest expense	(44,033)	—		—		13,744	(3)	(30,289)
Other income (loss), net	47	(22)	(1)	—		—		25
Loss from investment in unconsolidated entities	—	—		(6,765)	(2)	—		(6,765)
Transaction expense	(8,428)	—		—		—		(8,428)
Net income (loss)	(73,868)	(23,167)		(6,765)		13,744		(90,056)
Distributions to redeemable preferred shareholders	(5,031)	—		—		—		(5,031)
Less: Net (income) loss attributable to noncontrolling interests	6,933	—		—		982	(4)	7,915
Net income (loss) attributable to controlling interest	$(71,966)	$(23,167)		$(6,765)		$14,726		$(87,172)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(88)							(88)
Net income (loss) attributable to common stockholders	$(72,054)							$(87,260)
Net income (loss) per share, basic and diluted	$(0.22)							$(0.27)
Weighted average number of common shares outstanding: basic and dilutive	324,681,375							324,681,375

GRIFFIN REALTY TRUST, INC.
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2022
(in thousands, except share and per share amounts)

II. Adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2022

(1)	Represents the elimination of income and expenses associated with the Office Portfolio Sale.
(2)
Represents the expected Pro forma adjustment to record our percentage of the joint ventures net income assuming the Office Portfolio Sale occurred on January 1, 2021. This is composed of the following: (1) straight-line rental income assuming the JV formation occurred on January 1, 2021; (2) depreciation and amortization expense using the relative fair values from our preliminary purchase price allocation that was calculated based on an estimated useful life of 40 years for building and improvements and the weighted average lease term for lease intangibles; (3) asset management fee expense that will be owed to the asset manager of the Office JV; and (4) interest expense and amortization of deferred financing costs relating to the $930.8 million Office Joint Venture term loan that has an interest rate of Secured Overnight Financing Rate (“SOFR”) + 4.25% with a 3% cap. Deferred financing costs are being amortized over three years.

(3)	Represents the elimination of interest expense related to the debt pay down of approximately $843.4 million, which was repaid at closing of the Office Portfolio Sale.
(4)	Represents the estimated loss attributed to noncontrolling interest based on pro forma adjustments.

GRIFFIN REALTY TRUST, INC.
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2021
(in thousands, except share and per share amounts)

	Historical GRT	Disposition of Office Portfolio		Office Joint Venture		Repayment of Debt		Pro Forma GRT
Revenues:
Rental income	$459,872	$(163,456)	(1)	$—		$—		$296,416
Expenses:
Property operating expense	61,259	(29,772)	(1)	—		—		31,487
Property tax expense	41,248	(18,959)	(1)	—		—		22,289
Property management fees to non-affiliates	4,066	(1,698)	(1)	—		—		2,368
General and administrative expenses	40,479	—		—		—		40,479
Corporate operating expenses to affiliates	2,520	—		—		—		2,520
Impairment provision	4,242			—		—		4,242
Depreciation and amortization	209,638	(64,347)	(1)	—		—		145,291
Total expenses	363,452	(114,776)		—		—		248,676
Income (loss) from operations	96,420	(48,680)		—		—		47,740
Other income (expense):
Interest expense	(85,087)	—		—		26,280	(4)	(58,807)
Loss from extinguishment of debt	—	—		—		(13,242)	(5)	(13,242)
Other income (loss), net	1,521	—		—		—		1,521
Loss from investment in unconsolidated entities	8	—		(15,401)	(3)	—		(15,393)
Loss from disposition of assets	(326)	(94,067)	(2)			—		(94,393)
Transaction expense	(966)	—		—		—		(966)
Net income (loss)	11,570	(142,747)		(15,401)		13,038		(133,540)
Distributions to redeemable preferred shareholders	(9,698)	—		—		—		(9,698)
Less: Net (income) loss attributable to noncontrolling interests	(66)	—		—		12,334	(6)	12,268
Net income (loss) attributable to controlling interest	$1,806	$(142,747)		$(15,401)		$25,372		$(130,970)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(177)							(177)
Net income (loss) attributable to common stockholders	$1,629							$(131,147)
Net income (loss) per share, basic and diluted	$—							$(0.42)
Weighted average number of common shares outstanding: basic and dilutive	309,250,873							309,250,873

GRIFFIN REALTY TRUST, INC.
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2021
(in thousands, except share and per share amounts)

III.  Adjustments to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2021

(1)	Represents the elimination of income and expenses associated with the Office Portfolio Sale.
(2)	Represents the expected loss on the Office Portfolio Sale.
(3)
Represents the expected pro forma adjustment to record our percentage of the joint ventures net income assuming the Office Portfolio Sale occurred on January 1, 2021. This is composed of the following: (1) straight-line rental income assuming the JV formation occurred on January 1, 2021; (2) depreciation and amortization expense using the relative fair values from our preliminary purchase price allocation that was calculated based on an estimated useful life of 40 years for building and improvements and the weighted average lease term for lease intangibles; (3) asset management fee expense that will be owed to the asset manager of the Office JV; and (4) interest expense and amortization of deferred financing costs relating to the $930.8 million Office Joint Venture term loan that has an interest rate of SOFR + 4.25% with a 3% cap. Deferred financing costs are being amortized over three years.

(4)	Represents the elimination of interest expense related to the debt pay down of approximately $843.4 million, which was repaid at closing of the Office Portfolio Sale.
(5)	Represents the debt breakage costs associated with the repayment of the debt.
(6)	Represents the estimated loss attributed to noncontrolling interest based on pro forma adjustments.